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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           ________________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): January 16, 1998


                              AVANT! CORPORATION
            (Exact name of registrant as specified in its charter)


             Delaware              0-25864              94-3133226
             --------              -------              ----------
 (State or other jurisdiction   (Commission          (I.R.S. Employer
      of incorporation)         File Number)         Identification No.)


               46871 Bayside Parkway, Fremont, California  94538
         (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code:  (510) 413-8000

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

       On January 16, 1998, Avant! Corporation, a Delaware corporation ("Avant!"), acquired Technology Modeling Associates, Inc., a California corporation ("TMA"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of Avant!, Cardinal Merger Corporation, a California corporation ("Merger Sub"), with and into TMA. The Merger was accomplished pursuant to the Agreement and Plan of Reorganization dated September 7, 1997, among Avant!, Merger Sub and TMA (the "Plan of Reorganization"). The Merger occurred following the approval of the Plan of Reorganization by the shareholders of TMA, and the approval of the issuance of Avant! Common Stock in connection with the Merger by the stockholders of Avant!, at stockholders' meetings held on January 15, 1998, and the satisfaction of certain other closing conditions.

       As a result of the Merger, Avant! became the owner of all of the issued and outstanding shares of TMA Common Stock, and each outstanding share TMA Common Stock was converted into the right to receive 0.662045 of a share of Avant!'s Common Stock. A total of approximately 5,395,991 shares of Avant!'s Common Stock will be issued to former TMA shareholders in exchange for the acquisition by Merger Sub of all outstanding TMA capital stock. The shares issued to TMA shareholders were issued pursuant to Avant!'s Registration Statement on Form S-4 (File No. 333-42923) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on December 22, 1997. In addition, Avant! assumed outstanding TMA options and subscription rights to purchase TMA Common Stock. The assumed options and subscription rights remain outstanding as options and subscription rights to purchase shares of Avant!'s Common Stock, subject only to adjustments to maintain the economic equivalence of the assumed options on the basis of the exchange ratio in the Merger. Avant! has reserved approximately 1,141,335 shares of its Common Stock for issuance upon the exercise of the assumed TMA stock options and subscription rights and has registered all such shares pursuant to a registration statement on Form S-8.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               (i) The audited consolidated balance sheets of TMA as of
                   December 31, 1996 and 1995, and the audited consolidated statements of operations, shareholders' equity and cash flows of TMA as of the years ended December 31, 1996, 1995 and 1994, the notes related thereto, and the Report of Independent Public Accountants thereon were previously reported in the Registration Statement and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

               (ii)The unaudited condensed consolidated balance sheets of TMA as of September 30, 1997, the unaudited condensed consolidated statements of operations of TMA for the nine months ended September 30, 1997 and 1996, the unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 1997 and 1996, and the notes related thereto were previously reported in the Registration Statement and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

          (b)  PRO FORMA FINANCIAL INFORMATION.

               (i) An unaudited pro forma condensed combined balance sheet as of September 30, 1997, and the notes related thereto were previously reported in the Registration Statement and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

               (ii)Unaudited pro forma condensed combined statements of
                   income for the years ended December 31, 1996, 1995 and 1994 and the nine months ended September 30, 1997 and 1996, and the notes related thereto were previously reported in the Registration Statement and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

         (c)  EXHIBITS.

               Exhibit   Description
               -------   -----------
               2.1*      Agreement and Plan of Reorganization dated September 7,
                         1997, among Avant!, Merger Sub and TMA.

               99.1 Press release dated January 20, 1998, announcing the effectiveness of the Merger

_______________________________
* Incorporated by reference to Appendix A of the prospectus forming a part of Avant!'s Registration Statement on Form S-4 filed with the Commission on December 22, 1997 (File No. 333-42923).

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                                  SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Avant! Corporation


Date:  January 30, 1998       /s/  David Stanley
                              -------------------------------------------------
                              David Stanley
                              General Counsel